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                                                                    EXHIBIT 5.1
                         HORGAN, ROSEN, BECKHAM & COREN
                          3900 West Alameda, Suite 2000
                          Los Angeles, California 91505
                                 (310) 552-2010

                                October 12, 1995

Professional Bancorp, Inc.
606 Broadway
Santa Monica, California  90401

Ladies/Gentlemen:

    We have acted as special counsel to Professional Bancorp, Inc. (the "Company") in connection with the registration by the Company of a total of 668,096 shares of the Company's common stock, $.008 par value per share (the "Shares"), issuable by the Company upon the exercise of options granted under the 1983 Amended and Restated Stock Option Plan and options granted and which may be granted under the 1990 Amended and Restated Stock Option Plan and the 1992 Stock Option Plan of the Company (collectively the "Option Plans").

    A registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares is being filed with the Securities and Exchange Commission concurrently herewith.

    In connection herewith we have examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, as amended, proceedings of the Board of Directors of the Company and other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

    In rendering the following opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company. In addition, we have assumed that the certificates for the Shares to be issued will conform to the specimen thereof examined by us and will be duly registered and countersigned by the Company's transfer agent.

    Based on the foregoing, we are of the opinion that when sold in accordance with the terms and conditions of the Option Plans and the respective Stock Option Agreements, the Shares will be duly and validly authorized and issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid registration statement on Form S-8.

                             Very truly yours,

                             Horgan, Rosen, Beckham & Coren

                             By:   /s/  Gary M. Horgan